EXHIBIT 10.2

FORM OF ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of _____________, 2016 (the “Effective Date”) is by and among GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC., a Maryland corporation (the “Company”), GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, LP, a Delaware limited partnership (the “Partnership”) and GRIFFIN-AMERICAN HEALTHCARE REIT IV ADVISOR, LLC, a Delaware limited liability company (the “Advisor”).
WITNESSETH
WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 (the “Registration Statement”) covering the initial public offering of its common stock, consisting entirely of Class T common stock, par value $0.01 per share (the “Shares”);
WHEREAS, the Company intends to qualify as a REIT (as defined below), and intends to invest its funds in investments permitted by the terms of the Company’s Articles of Incorporation and Sections 856 through 860 of the Code (as defined below);
WHEREAS, the Company is the general partner of the Partnership and intends to make substantially all of its investments in Properties and Real Estate-Related Investments and conduct its operations through the Partnership;
WHEREAS, the Company and the Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor (as defined below) and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors, all as provided herein;
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
1. Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:
Acquisition Expenses. Any and all expenses incurred by the Company, the Partnership, the Advisor, or any Affiliate of any such entity in connection with the selection, evaluation, and acquisition of, and investment in Properties and Real Estate-Related Investments, whether or not acquired (or made), including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, engineering and other property reports, environmental and asbestos audits, title insurance premiums and escrow fees, transfer taxes, and miscellaneous expenses related to the selection, evaluation and acquisition of Properties and Real Estate-Related Investments.
Acquisition Fee. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the

Company or the Advisor) in connection with the purchase, origination, development or construction of an Asset, including, without limitation, real estate commissions, selection fees, Development Fees (as such term is defined in the NASAA Guidelines), Construction Fees (as such term is defined in the NASAA Guidelines), nonrecurring management fees, loan fees, points or any other fees of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsors in connection with the actual development and construction of any Property.
Advisor. Griffin-American Healthcare REIT IV Advisor, LLC, a Delaware limited liability company, and any successor advisor to the Company and the Partnership to which the Advisor or any successor advisor subcontracts substantially all of its functions.
Affiliate or Affiliated. An Affiliate of another Person includes only the following: (i) any Person directly or indirectly owning, controlling, or holding with the power to vote ten percent (10.0%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee, or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, or general partner. An entity shall not be deemed to control or be under common control with an Advisor-sponsored program unless (i) the entity owns ten percent (10.0%) or more of the voting equity interests of such program or (ii) a majority of the board of directors (or equivalent governing body) of such program is comprised of Affiliates of the entity.
Articles of Incorporation. The Articles of Incorporation of the Company under Title 2 of the Corporations and Associations Article of the Annotated Code of Maryland dated as of January 23, 2015, as amended from time to time.
Asset Management Fee. The Asset Management Fee payable to the Advisor as defined in Section 8(b).
Average Invested Assets. For a specified period, the average of the aggregate Book Value of the assets of the Company invested, directly or indirectly, in Real Estate-Related Investments or Properties, before reserves for depreciation, amortization, bad debt or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.
Board of Directors or Board. The persons holding such office, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.
Book Value. The value of an asset on the books of the Company, before allowance for depreciation or amortization.
Bylaws. The bylaws of the Company, as the same are in effect from time to time.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
Company. Griffin-American Healthcare REIT IV, Inc., a corporation organized under the laws of the State of Maryland.
Competitive Real Estate Commission. A real estate or brokerage commission for the purchase or sale of a property which is reasonable, customary, and competitive in light of the size, type, and location of the property.
Contingent Advisor Payment. The portion of the Acquisition Fee that may be payable to the Advisor under certain circumstances pursuant to Section 8(a).
Contingent Advisor Payment Holdback. The portion of the Contingent Advisor Payment retained by the Company under certain circumstances pursuant to Section 8(a).
Contract Purchase Price. The amount actually paid (including any contingent or earn-out payments that may be paid) or allocated by the Company in respect of the purchase, development, construction or improvement of a Property, or the amount funded or actually paid (including any contingent or earn-out payments that may be paid) to acquire or originate a Real Estate-Related Investment, in each case exclusive of Acquisition Fees and Acquisition Expenses.
Contract Sales Price. The total consideration received by the Company for the sale of a Property or other Real Estate-Related Investment exclusive of the applicable Disposition Fee.
Director. A member of the Board of Directors of the Company.
Disposition Fee. The fee payable to the Advisor under certain circumstances in connection with the Sale of one or more Properties pursuant to Section 8(c).
Distributions. Any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.
Follow-On Contingent Advisor Payment Holdback. With respect to any subsequent public equity offerings by the Company, the portion of any Contingent Advisor Payment retained by the Company under certain circumstances pursuant to Section 8(a).
Fiscal Year. Any period for which any income tax return is submitted by the Company to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period, and during which the Advisor performs services for the Company.
Gross Income. All cash receipts derived from the rental of any Property, excluding (i) tenant security deposits unless and until such deposits are forfeited upon a tenant default and (ii) proceeds from insurance claims, condemnation proceedings, sales or refinancings.

Gross Offering Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for volume discounts, selling commissions, the dealer manager fee, marketing support fees and due diligence expense reimbursement or Organizational and Offering Expenses. For the purpose of computing Gross Offering Proceeds, the purchase price of any Share for which reduced selling commissions are paid to the dealer manager or a soliciting dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.
Independent Director. A Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with either Sponsor or the Advisor by virtue of (i) ownership of an interest in a Sponsor, the Advisor or any of their Affiliates, (ii) employment by a Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of a Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by a Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with a Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by the Director from a Sponsor, the Advisor and their Affiliates exceeds 5.0% of either the Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with a Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with a Sponsor, the Advisor, any of their Affiliates or the Company.
Intellectual Property Rights. All rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.
Joint Venture. Any joint venture, partnership, limited liability company or other Affiliate of the Company (other than the Partnership) that owns, in whole or in part on behalf of the Company, any Properties.
Lease Fee. The Lease Fee payable to the Advisor, an Affiliate of the Advisor or a non-Affiliated third party, as defined in Section 8(d).
Listing. The term “Listing” shall mean that the Shares have been approved for trading on a national securities exchange. Upon such Listing, the Shares shall be deemed Listed.
NASAA Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. on May 7, 2007, and as in effect on the date hereof.

Net Income. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, amortization, bad debt or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company’s assets.
Offering. Any offering of Shares that is registered with the Securities and Exchange Commission, excluding Shares offered under any employee benefit plan.
Offering Stage. The period from the commencement of the Company’s initial public equity offering through the termination of the Company’s last public equity offering prior to Listing. For purposes of this definition, “public equity offering” does not include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Partnership.
Operating Expenses. All costs and expenses incurred by the Company, as determined under generally accepted accounting principles in the United States of America, which in any way are related to the operation of the Company or to Company business, including fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad loan reserves, (v) incentive fees paid in compliance with Section IV.F of the NASAA Guidelines and (vi) Acquisition Fees and Acquisition Expenses, real estate commissions on resale of property, and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
Organizational and Offering Expenses. Any and all costs and expenses, including selling commissions and the dealer manager fee, incurred by the Advisor or any Affiliate in connection with the formation, qualification and registration of the Company and the Offering of the Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys); printing, engraving, mailing and distributing costs; all charges of transfer agents, registrars, trustees, escrow holders, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees.
Partnership. Griffin-American Healthcare REIT IV Holdings, LP, a Delaware limited partnership formed to own and operate properties on behalf of the Company.
Partnership Agreement. The Agreement of Limited Partnership of the Partnership, as amended from time to time, between the Company, as General Partner, and the Advisor, as the initial limited partner.

Person. An individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
Property or Properties. Any land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land, or any portion thereof, transferred or conveyed to the Company or the Partnership, either directly or indirectly, or such investments the Board of Directors and the Advisor mutually designate as Properties to the extent such investments could be classified as either Properties or Real Estate-Related Investments.
Property Management Fee. The Property Management Fee as defined in Section 8(d).
Property Manager. Any entity that has been retained to perform and carry out property rental, leasing, operation and management services at one or more of the Properties, excluding persons, entities or independent contractors retained or hired to perform facility management or other services or tasks at a particular Property.
Proprietary Property. All modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the duties set forth and all modifications, enhancements and derivative works of the foregoing.
Prospectus. Prospectus has the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act of 1933, as amended, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.
REIT. A real estate investment trust under Sections 856 through 860 of the Code.
Real Estate-Related Investments. Any real estate-related investments transferred or conveyed to the Company or the Partnership, either directly or indirectly, or such investments the Board of Directors and the Advisor mutually designate as Real Estate-Related Investments to the extent such investments could be classified as either Real Estate-Related Investments or Properties.
Sale or Sales. (i) Any transaction or series of transactions whereby: (A) the Company or the Partnership (except as described in other subsections of this definition) directly or indirectly sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership (except as described in other subsections of this definition) directly or indirectly sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture (except as described in other subsections of this definition) in which the Company or the Partnership as a co-venturer or partner directly or indirectly sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any loan or mortgage or any portion thereof (including with respect to any mortgage or loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such loan or mortgage and any event which gives rise to the payment of a significant amount of insurance proceeds or condemnation or similar award; or (E) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other Property not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i)(A), (i)(B), (i)(C), (i)(D) or (i)(E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within one hundred eighty (180) days thereafter.
Sponsors. American Healthcare Investors, LLC and Griffin Capital Corporation.
Stockholders. The holders of record of the Shares.
STNL Properties. Stand-alone, single-tenant net leased Properties.
2.0%/25.0% Guidelines. The 2.0%/25.0% Guidelines as defined in Section 9(c)(ii).
2. Appointment. The Company and the Partnership appoint the Advisor to serve as its advisor as of the Effective Date, on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment as of the Effective Date. By accepting such appointment, the Advisor acknowledges that it has contractual and fiduciary responsibility to the Company and the Stockholders.
3. Duties and Authority of the Advisor. The Advisor undertakes to use its commercially reasonable efforts (1) to present to the Company and the Partnership potential investment opportunities in order to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board and (2) to manage, administer, promote, maintain, and improve the Properties on an overall portfolio basis in a diligent manner. The services of the Advisor are to be of scope and quality not less than those generally performed by professional asset managers of other similar property portfolios. The Advisor shall make available the full benefit of the judgment, experience and advice of the members of the Advisor’s organization and staff with respect to the duties it will perform under this Agreement. To facilitate the Advisor’s performance of these undertakings, but subject to the restrictions included in Sections 4 and 7 and the provisions of Section 11 and to the continuing and exclusive authority of the Board and the general partner of the Partnership, the Company and the Partnership hereby delegate to the Advisor the authority to, and the Advisor hereby agrees to, either directly or by engaging a duly qualified and licensed Affiliate of the Advisor or other duly qualified and licensed Person:

(a)
serve as the Company’s and the Partnership’s investment and financial advisor and, as requested by the Board, provide research and economic and statistical data in connection with the Company’s assets and investment policies;

(b)
provide the daily management of the Company and the Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Partnership;

(c)
maintain and preserve the books and records of the Company, including (i) a stock ledger reflecting a record of the Stockholders and their ownership of the Company’s Shares, (ii) acting as transfer agent for the Company’s Shares or selecting, engaging and overseeing the performance by a third party transfer agent, and (iii) maintaining the accounting and other record-keeping functions at the Property and Company levels;

(d)
investigate, select, and, on behalf of the Company and the Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, transfer agents, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, property management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company and the Partnership with any of the foregoing;

(e)	make investments in and dispositions of Real Estate-Related Investments within the discretionary limits and authority as granted by the Board and in accordance with the Articles of Incorporation;

(f)
consult with the officers of the Company and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company and the Partnership;

(g)	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

(h)	recommend to the Board of Directors appropriate transactions which would provide liquidity to the Stockholders;

(i)
oversee the performance by a third party or Affiliated Property Manager of its duties, including collection of payments due from third parties under contracts related to use of any Property and other assets of the Company and payment of Property expenses and maintenance;

(j)
conduct periodic on-site visits to some or all (as the Advisor deems reasonably necessary) of the Properties to inspect the physical condition of the Properties and to evaluate the performance of a third party or Affiliated Property Manager of its duties;

(k)
review, analyze and comment upon the operating budgets, capital budgets and leasing plans prepared and submitted by a third party or Affiliated Property Manager and aggregate these property budgets into the Company’s overall budget;

(l)	review and analyze on-going financial information pertaining to each Property, each Real Estate-Related Investment and the overall portfolio of Properties and Real Estate-Related Investments;

(m)
if a transaction requires approval by the Board of Directors, deliver to the Board of Directors all documents requested by them in their evaluation of the proposed investment in the Property or the Real Estate-Related Investment;

(n)
formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing, and disposition of Properties on an overall portfolio basis;

(o)
subject to the provisions of Sections 3(m) and 4 hereof, (i) locate, analyze and select potential investments in Properties and Real Estate-Related Investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Properties and Real Estate-Related Investments will be made; (iii) make investments in Properties and Real Estate-Related Investments on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Properties and Real Estate-Related Investments; (v) enter into leases, supply agreements and other income-producing contracts relating to third party use of any Property and Real Estate-Related Investments of the Company; (vi) enter into service contracts for any Property or Real Estate-Related Investment, including oversight of Affiliated companies that perform property management services for the Company and the Partnership; (vii) if applicable, oversee a non-Affiliated Property Manager and any other non-Affiliated Persons who perform services for the Company; and (viii) to the extent necessary, perform all other operational functions for the maintenance and administration of such Property or Real Estate-Related Investments;

(p)
obtain the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be, for any and all investments in Properties and Real Estate-Related Investments;

(q)
negotiate on behalf of the Company and the Partnership with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company and the Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and other securities or obtain loans for the Company and the Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Partnership;

(r)
on behalf of the Company and the Partnership, maintain, with respect to any Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;

(s)
obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company and the Partnership in Properties or Real Estate-Related Investments;

(t)
from time to time, or at any time reasonably requested by the Board, provide information or make reports to the Board related to its performance of services to the Company and the Partnership under this Agreement;

(u)
from time to time, or at any time reasonably requested by the Board, make reports to the Board of the investment opportunities it has presented to other Advisor-sponsored programs or that it has pursued directly or through an Affiliate;

(v)	provide the Company and the Partnership with all necessary cash management services;

(w)
deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties and all valuations of Real Estate-Related Investments as may be required to be obtained by the Board;

(x)	notify the Board of all proposed material transactions before they are completed;

(y)
at the direction of Company management, prepare the Company’s periodic reports and other filings made under the Securities Exchange Act of 1934, as amended, and the Company’s Post-Effective Amendments to the Registration Statement as well as all related prospectuses, prospectus supplements and supplemental sales literature and assist in connection with the filing of such documents with the appropriate regulatory authorities;

(z)	supervise the preparation and filing and distribution of returns and reports to governmental agencies and to investors and act on behalf of the Company in connection with investor relations;

(aa)	effect any private placements of Shares or other interests in Properties as may be approved by the Board;

(bb)	establish and maintain bank accounts on behalf of the Company and the Partnership pursuant to Section 5 of this Agreement;

(cc)	provide office space, equipment and personnel as required for the performance of the foregoing services as the Advisor; and

(dd)	do all things it reasonably deems necessary to assure its ability to render the services described in this Agreement.
4. Modification or Revocation of Authority of Advisor. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Section 3; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company and the Partnership prior to the date of receipt by the Advisor of such notification.
5. Bank Accounts. At the direction of the Board of Directors, the Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company and the Partnership or in the name of the Company and the Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company and the Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.
6. Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Partnership.
7. Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or the Partnership, its Shares or its other securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor’s Affiliates shall not be liable to the Company, the Partnership, the Board or to the Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or stockholders, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Sections 20 and 21 of this Agreement.
8. Fees.

(a)
Acquisition Fee. The Advisor or its Affiliates shall receive as compensation for services rendered in connection with the investigation, selection and acquisition of Properties or Real Estate-Related Investments (by purchase, investment or exchange) funded by equity raised during the Offering Stage through the Advisor or its Affiliates, including any acquisitions completed after the end of the Offering Stage and/or the termination of this Agreement or funded with net proceeds from a Sale, an acquisition fee payable by the Company (the “Acquisition Fee”). The total Acquisition Fee paid to the Advisor or its Affiliates for services provided by the Advisor, its Affiliates or sub-contractors thereof, but excluding real estate commissions paid to real estate broker Affiliates of the Advisor, shall be paid entirely in cash as follows: (i) with respect to each Real Estate-Related Investment, a base fee of two percent (2.0%) of the Contract Purchase Price of each such Real Estate-Related Investment, plus a contingent advisor payment (the “Contingent Advisor Payment”) of an additional two and twenty-five hundredths percent (2.25%) of the Contract Purchase Price of each such Real Estate-Related Investment, and (ii) with respect to each Property, a base fee of two and twenty-five hundredths percent (2.25%) of the Contract Purchase Price of each such Property, plus a Contingent Advisor Payment of an additional two and twenty-five hundredths percent (2.25%) of the Contract Purchase Price of each such Property. Notwithstanding the foregoing, the initial $7.5 million otherwise payable pursuant to the Contingent Advisor Payment, or the Contingent Advisor Payment Holdback, shall be retained by the Company and shall not be paid to the Advisor or its Affiliates until the later of (A) the termination of the Offering Stage, or (B) the third anniversary of the date the Registration Statement is declared effective by the Securities and Exchange Commission, at which point the full amount of the Contingent Advisor Payment Holdback, if any, shall be paid to the Advisor or its Affiliates; provided however, that with respect to any subsequent public equity offerings that may be conducted by the Company which provide for an additional Contingent Advisor Payment to the Advisor or its Affiliates, an additional portion of the Contingent Advisor Payment payable to the Advisor or its Affiliates with respect to each such subsequent public equity offering, in the amount of 0.25% of the amount by which (I) the primary offering portion of each such subsequent public equity offering plus the amount raised by the Company in the primary offering portion of the Company’s initial public offering pursuant to the Registration Statement exceeds (II) $3,000,000,000, or the Follow-On Contingent Advisor Payment Holdback, shall be retained by the Company and shall not be paid to the Advisor or its

Affiliates until the later of (X) the termination of the Offering Stage, or (Y) the third anniversary of the date the Registration Statement for the Company’s initial public equity offering is declared effective by the Securities and Exchange Commission, at which point the Contingent Advisor Payment Holdback and the Follow-On Contingent Advisor Payment Holdback, if any, shall be paid to the Advisor or its Affiliates.  Furthermore, the amount of the Contingent Advisor Payment to be paid to the Advisor or its Affiliates shall not exceed the then-outstanding amounts paid by the Advisor with respect to the dealer manager fee and Organizational and Offering Expenses with respect to the Company’s Offering after taking into account the amount of the Contingent Advisor Payment Holdback and the Follow-On Contingent Advisor Payment Holdback described above. For these purposes, the amounts paid by the Advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Following the termination of the Offering Stage, no further Contingent Advisor Payment shall be payable to the Advisor upon full and complete receipt by the Advisor of all outstanding amounts paid by the Advisor with respect to the dealer manager fee and Organizational and Offering Expenses with respect to the Company’s Offering. At the Advisor’s discretion, a portion of the Acquisition Fee may be paid to third-party developers for services rendered. Acquisition Fees shall be payable on the acquisition of a specific Property or Real Estate-Related Investment, on the acquisition of a portfolio of Properties or Real Estate-Related Investments through a purchase of assets, controlling securities or by joint venture, by a merger or similar business combination or other comparable transaction, or on the completion of development of a Property or Properties for the Company, including the acquisition of any Properties or Real Estate-Related Investments funded by equity raised during the Offering Stage by the Advisor or its Affiliates which are completed after the end of the Offering Stage and/or the termination of this Agreement, regardless of the Advisor's or its Affiliates' efforts in connection with the acquisition of any Properties or Real Estate-Related Investment funded by equity raised during the Offering Stage by the Advisor or its Affiliates which are completed after the end of the Offering Stage and/or termination of this Agreement. To the extent that the Company acquires Properties or Real Estate-Related Investments after the end of the Offering Stage and/or the termination of this Agreement, such acquisitions shall be deemed to have been funded first by “equity raised during the Offering Stage by the Advisor or its Affiliates.” For purposes of determining any Acquisition Fees payable to the Advisor after the end of the Offering Stage and/or the termination of this Agreement, the amount of “equity raised during the Offering Stage by the Advisor or its Affiliates” shall be calculated by dividing (i) the Gross Offering Proceeds at the end of the Offering Stage and/or the termination of this Agreement less selling commissions, the portion of the dealer manager fee funded by the Company, Acquisition Fees and Acquisition Expenses, by (ii) 0.50. Notwithstanding the foregoing, the total of all Acquisition Fees and Acquisition Expenses payable with respect to any Property or Real Estate-Related Investment that is acquired shall be reasonable and shall not exceed six percent (6.0%) of the Contract Purchase Price of such Property or

Real Estate-Related Investment unless fees in excess of such amount are approved by a majority of the Board of Directors, including a majority of the Independent Directors.

(b)
Asset Management Fee. Subject to the overall limitations contained below in this Section 8(b), the Advisor shall be paid a monthly fee in arrears for the services rendered in connection with the management of the Company’s assets (the “Asset Management Fee”) in an amount equal to one-twelfth of eighty one-hundredths of one percent (0.80%) of the Average Invested Assets for such month. The Asset Management Fee shall be payable by the Company in cash or in Shares, in whole or in part, at the election of the Advisor from time to time (without interest); provided, however, that the Company may object to the Advisor’s election and refuse to pay the Advisor in Shares if such payment would result in a conflict with any provision of the Articles of Incorporation; and provided, further, that after the Offering Stage, the Asset Management Fee shall be paid entirely in cash. If the Advisor elects to receive the Asset Management Fee in the form of Shares during the Offering Stage and such election does not conflict with any provision of the Articles of Incorporation, then the price per share for Shares issued pursuant to the Asset Management Fee shall equal the most recent price paid to acquire a Share during the Offering Stage, less any selling commissions or dealer manager fees (excluding any Shares sold pursuant to any distribution reinvestment plan).

(c)
Disposition Fee. If the Advisor or an Affiliate of the Advisor provides a substantial amount of services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a disposition fee equal to the lesser of (i) two percent (2.0%) of the Contract Sales Price of such Property or Properties, or (ii) fifty percent (50.0%) of a Competitive Real Estate Commission given the circumstances surrounding the sale (the “Disposition Fee”). In each case in which a Disposition Fee may be payable, the precise amount of the fee within the limits set forth in the preceding sentence shall be determined by the Board, including a majority of the Independent Directors, based upon the extent of the services provided by the Advisor or its Affiliate and market norms for the services provided. Notwithstanding anything to the contrary herein, no Disposition Fee shall be payable to the Advisor or its Affiliate for Property Sales if such Sales involve the Company selling all or substantially all of its Properties in one or more transactions designed to effectuate a business combination transaction (as opposed to a Company liquidation, in which case the Disposition Fee would be payable if the Advisor or an Affiliate provides a substantial amount of services as provided above). Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for each Property shall not exceed an amount equal to the lesser of (i) six percent (6.0%) of the Contract Sales Price of the Property or (ii) the Competitive Real Estate Commission for the Property.

(d)
Property Management Fee; Lease Fee. Either the Advisor or an Affiliate of the Advisor may serve as the Property Manager or may sub-contract these duties to any third party and provide oversight of such third party. For any STNL Property, the Advisor or an Affiliate of the Advisor will receive a monthly property management oversight fee of up to one percent (1.0%) of the monthly Gross Income with respect to such Property, except for any such Property operated utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure (the provisions of the Internal Revenue Code of 1986, as amended, authorizing the RIDEA structure were enacted as part of the Housing and Economic Recovery Act of 2008), for which the Advisor or an Affiliate of the Advisor will receive a monthly property management oversight fee of one and five-tenths percent (1.5%) of the monthly Gross Income with respect to such Property. For any property that is not a STNL Property and for which Advisor or an Affiliate of the Advisor provides oversight of a third party that performs the duties of a Property Manager with respect to such Property, the Advisor or an Affiliate of the Advisor shall receive a monthly property management oversight fee of one and five-tenths percent (1.5%) of the monthly Gross Income with respect to such Property. Any property management oversight fee paid to the Advisor or an Affiliate of the Advisor shall be in addition to any fee paid to a third party to perform the duties of a Property Manager with respect to the respective Property. For any property that is not a STNL Property and for which the Advisor or an Affiliate of the Advisor directly serves as the Property Manager without sub-contracting such duties to a third party, the Advisor or an Affiliate of the Advisor shall receive a property management fee that is approved by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transaction as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties (the “Property Management Fee”). The Company or the Partnership shall reimburse the Advisor or the Affiliate of the Advisor for any property-level expenses that such entity paid or incurred on behalf of the Company, including salaries, bonuses and benefits of Persons employed by the Advisor or the Affiliate of the Advisor except for the salaries, bonuses and benefits of Persons who also serve as an executive officer of the Company or as an executive officer of the Advisor or its Affiliate. In addition, the Advisor or an Affiliate of the Advisor as the Property Manager may receive a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area (the “Lease Fee”). The Lease Fee is generally expected to range from three percent (3.0%) to six percent (6.0%) of the gross revenues generated during the initial term of the lease.

(e)
Construction Management Fee; Development Services Fee. In the event that the Advisor or its Affiliates assist with planning and coordinating the construction of any capital or tenant improvements, the Company may pay the respective party up to five percent (5.0%) of the actual cost of such improvements that are incurred and paid. In addition, the Advisor or its Affiliates may provide development-related services, and the Company may pay the respective party a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, the Company will not pay a development fee to the Advisor or its Affiliates if the Advisor elects to receive an Acquisition Fee based on the cost of such development.

9. Expenses.

(a)
Reimbursable Expenses. In addition to the compensation paid to the Advisor pursuant to Section 8 hereof, the Company or the Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor (to the extent not reimbursable by another party, such as the dealer manager) in connection with the services it provides to the Company and the Partnership pursuant to this Agreement, including, but not limited to:

(i)
Acquisition Expenses incurred in connection with the selection and acquisition of Properties and Real Estate-Related Investments, whether or not acquired, subject to the aggregate six percent (6.0%) cap on Acquisition Fees and Acquisition Expenses set forth in Section 8(a) above;

(ii)
the actual cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Real Estate-Related Investments;

(iii)	interest and other costs for borrowed money, including discounts, points and other similar fees;

(iv)	taxes and assessments on income of the Company or any of the Properties;

(v)	costs associated with insurance required in connection with the business of the Company or by the Board;

(vi)	expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Company or a non-Affiliated Person;

(vii)
all compensation and expenses payable to the Independent Directors and all expenses payable to the non-Independent Directors in connection with their services to the Company and the Stockholders and their attendance at meetings of the Directors and the Stockholders;

(viii)
expenses associated with Listing or with the issuance and distribution of securities other than the Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

(ix)	expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(x)	expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws;

(xi)
expenses of maintaining communications with Stockholders or their financial advisors, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xii)
administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions, including asset management services, for which the Advisor receives a separate fee);

(xiii)	transfer agent and registrar’s fees and charges;

(xiv)	expenses associated with the disposition of Properties, including, subject to Section 8(c), real estate commissions;

(xv)	audit, accounting, legal and other professional fees; and

(xvi)
all other administrative service expenses, including all costs and expenses incurred by Advisor in fulfilling its duties hereunder. Such costs and expenses may include, without limitation, employee-related expenses of all employees of the Advisor or its Affiliates (other than the dealer manager and any employees or dual-employees of the dealer manager) who are engaged in the management, administration, operations, or coordination of the marketing of the Company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to their services provided hereunder.

(b)
Other Services. Should the Board request that the Advisor, any Affiliate of the Advisor or any director, officer or employee thereof render services for the Company and the Partnership other than set forth in Section 3, such additional services, if the Advisor elects to perform them, shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, shall not exceed an amount that would be paid to non-Affiliated third parties for similar services, and shall not be deemed to be services pursuant to the terms of this Agreement.

(c)	Timing of and Limitations on Reimbursements.

(i)
Expenses incurred by the Advisor on behalf of the Company and the Partnership and payable pursuant to this Section 9 shall be reimbursed at least quarterly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company and the Partnership during each quarter, and shall deliver such statement to the Company and the Partnership within forty-five (45) days after the end of each quarter.

(ii)
The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of two percent (2.0%) of Average Invested Assets or twenty-five percent (25.0%) of Net Income (the “2.0%/25.0% Guidelines”) for such year unless a majority of the Independent Directors determines that such Excess Amount was justified, based on unusual and nonrecurring factors that a majority of the Independent Directors deems sufficient. If a majority of the Independent Directors does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If a majority of the Independent Directors determines such excess was justified, then within sixty (60) days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the 2.0%/25.0% Guidelines, the Advisor, at the direction of a majority of the Independent Directors, shall send to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board of Directors. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles in the United States of America, applied on a consistent basis. In the event that the Independent Directors do not determine that excess expenses were justified, the Advisor shall reimburse the Corporation the amount by which the expense reimbursement exceeded the 2.0%/25.0% Guidelines.

(iii)  The foregoing reimbursements of expenses, as limited by this Agreement, will be made regardless of whether any cash distributions are made to the Stockholders.

(d)
Expenses Paid by Advisor. The Advisor shall pay all Organizational and Offering Expenses, excluding (i) selling commissions, which shall be paid by the Company, and (ii) the portion of the dealer manager fee paid by the Company as set forth below. With respect to the dealer manager fee, the Advisor shall pay to the dealer manager two percent (2.0%) of the gross offering proceeds as of the time of the sale of Shares, excluding sales of Shares pursuant to the Company’s distribution reinvestment plan. The Company shall pay to the dealer manager the remaining portion of the dealer manager fee in an amount equal to one percent (1.0%) of the gross offering proceeds as of the time of the sale of Shares, excluding sales of Shares pursuant to the Company’s distribution reinvestment plan.
10. Statements. The Advisor shall furnish to the Company not later than the thirtieth (30th) day following the end of each Fiscal Year, a statement showing a computation of the fees or other compensation payable to the Advisor or an Affiliate of the Advisor with respect to such Fiscal Year under Sections 8 and 9 hereof. The final settlement of compensation payable under Sections 8 and 9 hereof for each Fiscal Year shall be subject to adjustments in accordance with, and upon completion of, the annual audit of the Company’s financial statements.
11. Internalization of the Advisor. In the event that the Board of Directors determines to internalize any management functions provided by the Advisor or any Affiliates of the Advisor, neither the Company nor the Partnership shall pay a separate internalization fee to the Advisor or any Affiliates of the Advisor solely in connection with an internalization by the Company of management functions from the Advisor. The provisions of this Section 11 are not intended to limit any other compensation or distributions the Company or Partnership may pay the Advisor in accordance with this Agreement or any other agreement, including but not limited to the Agreement of Limited Partnership of Griffin-American Healthcare REIT IV Holdings, LP.
12. Non-Solicitation. The Company agrees not to solicit any current and/or future employees of the Advisor or its Affiliates for employment or in any consulting or similar capacity during the Offering Stage and for two (2) years following the termination of this Agreement.
13. Information Furnished to the Advisor. The Board of Directors will keep the Advisor informed concerning the investment and financing policies of the Company. The Board of Directors shall notify the Advisor promptly of its intention to make any investments or to sell or dispose of any existing investments. The Board of Directors will timely notify the Advisor of any activities or actions that would require a report or other filing be made with the Securities and Exchange Commission or any other governmental or regulatory authority. Upon request of the Advisor, the Company shall furnish the Advisor with a certified copy of any Company financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs as the Advisor may reasonably request.
14. Relationship of Advisor and Company. The Company, the Partnership and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
15. Term. This Agreement shall continue in force until the first anniversary of the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. The Independent Directors will evaluate the performance of the Advisor annually before renewing the Agreement.

16. Termination. This Agreement may be terminated upon sixty (60) days written notice without cause or penalty, by either party (if by the Company, only upon approval of a majority of the Independent Directors).
17. Survival. The provisions of Sections 7, 8(a), 8(d), 8(e) with respect to construction management fees, 9, 10, 11, 12 and 18 through 32 shall survive expiration or termination of this Agreement.
18. Assignment. This Agreement shall not be assigned by the Advisor to a non-Affiliate. This Agreement may be assigned by the Advisor to an Affiliate with the approval of the Board, including a majority of the Independent Directors. Notwithstanding the foregoing, the Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company or the Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Partnership, as the case may be, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Partnership is bound by this Agreement.
19. Payments to and Duties of Advisor Upon Termination. Payments to the Advisor pursuant to this Section 19 shall be subject to the 2.0%/25.0% Guidelines to the extent applicable.

(a)
After the expiration or termination of this Agreement, the Advisor shall not be entitled to compensation for further services hereunder except that it shall be entitled to the Acquisition Fee to the extent provided by Section 8(a) and it shall be entitled to receive from the Company within thirty (30) days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement; and

(b)	The Advisor shall promptly upon termination:

(i)
pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)
deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)	deliver to the Board all assets, including Properties and Real Estate-Related Investments, and documents of the Company then in the custody of the Advisor; and

(iv)	cooperate with the Company to provide an orderly management transition.

20. Indemnification by the Company.

(a)
The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation and the NASAA Guidelines under the Articles of Incorporation. The Company shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of breach of this Agreement or of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, partners and employees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from Stockholders. Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(b)
The Articles of Incorporation provide that the advancement of Company funds to the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third-party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Advisor or its Affiliates, including their respective officers, directors, partners and employees, are found not to be entitled to indemnification.

(c)
Notwithstanding the provisions of this Section 20, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 20 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 21.

21. Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board in following or declining to follow advice or recommendation given by the Advisor.
22. Fidelity Bond. The Advisor shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.
23. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Board and to the Company:	Griffin-American Healthcare REIT IV, Inc. 18191 Von Karman Avenue, Suite 300 Irvine, California 92612

To the Partnership:	Griffin-American Healthcare REIT IV Holdings, LP 18191 Von Karman Avenue, Suite 300 Irvine, California 92612

To the Advisor:	Griffin-American Healthcare REIT IV Advisor, LLC 18191 Von Karman Avenue, Suite 300 Irvine, California 92612

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 23.
24. Amendments. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by each of the parties hereto, or their respective successors or assignees.
25. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
26. Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland.
27. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
28. Indulgences, Not Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
29. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
30. Titles Not to Affect Interpretation. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
31. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.
32. Rights of the Advisor and its Affiliates. The Sponsors and/or their respective Affiliates have a proprietary interest in the names or marks “Griffin,” “American Healthcare” and “The Healthcare Real

Estate Experts.” Accordingly, and in recognition of this right, if at any time the Advisor or an Affiliate thereof ceases to perform the services of the Advisor under this Agreement, the Company or the Partnership, as the case may be, will, promptly after receipt of written request from the applicable Sponsor or the Advisor, cease to conduct business under or use the names or marks “Griffin,” “American Healthcare” and/or “The Healthcare Real Estate Experts” or any variations or derivatives thereof and the Company and the Partnership shall, within five (5) business days of such cessation, (i) each change its name (and the names of any of their Affiliates) to a name that does not contain the name “Griffin” or “American Healthcare,” (ii) cease to use the mark “The Healthcare Real Estate Experts,” and (iii) shall not use in its name or any marks any other word or words that might, in the sole discretion of the Advisor and/or the applicable Sponsor, be susceptible of indication of some form of relationship between the Company and the Advisor, Sponsor or any Affiliate thereof. Consistent with the foregoing, the parties acknowledge and agree that the Sponsors or one or more of their respective Affiliates may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations using “Griffin,” “American Healthcare” and/or “The Healthcare Real Estate Experts” as a part of their name or one of their service marks, all without the need for any consent (and without the right to object thereto) by the Company or its Board. The parties acknowledge and agree that the Sponsors retain ownership of and reserve all Intellectual Property Rights in their respective Proprietary Property. To the extent that the Company has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that the Company may provide regarding the Proprietary Property, the Company hereby assigns and transfers exclusively to the applicable Sponsor all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Company or any other party, in and to the Proprietary Property. In addition, at the Advisor’s expense, the Company will perform any acts that may be deemed desirable by the Advisor to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to the applicable Sponsor, including but not limited to the execution of any instruments or documents now or hereafter requested by the Advisor to perfect, defend or confirm the assignment described herein, in a form determined by the Advisor.
[SIGNATURES ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the day and year first above written.

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.

By:
Name:
Title:

GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, LP By: Griffin-American Healthcare REIT IV, Inc., its General Partner

By:
Name:
Title:

GRIFFIN-AMERICAN HEALTHCARE REIT IV ADVISOR, LLC By: American Healthcare Investors, LLC, its Managing Member

By:
Name:
Title: